[HANSEN, BARNETT & MAXWELL LETTERHEAD]




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACOUNTANTS

To the Board of Directors
CirTran Corporation

We consent to the use of our report dated April 24, 2002, with respect to the 2001 and 2002 consolidated financial statements of CirTran Corporation and Subsidiary in the Registration Statement on Form SB-2, relating to the registration of 127,562,500 shares of common stock. We also consent to the use of our name and the reference to us in the "Experts" section of this Registration Statement.

                                /s/ Hansen, Barnett & Maxwell

                                HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
February 11, 2002